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[TRW LOGO]

Investor Update

March 13, 2002

Agenda for Today’s Discussion

•	Review of Recent Events

•	TRW Update and Outlook

•	Our Value Enhancing Plan

•	Why We Want Your Support

Review of Recent Events

Summary of Events

February 19	David Cote resigns to join HON; stock drops 7.3% from $45.04 to $41.75

February 21	NOC sends “bear hug” letter proposing to acquire TRW for $47/share in NOC stock

March 3	TRW Board unanimously rejects NOC proposal

March 4	NOC commences all-stock exchange offer at $47/share fixed value within a collar set at NOC stock prices from $103 to $113

March 13	TRW Board announces rejection of NOC’s offer

TRW’s Response to NOC’s Unsolicited Offer

•	NOC’s offer grossly undervalues TRW

•	Offer represents a premium of only 4% to Feb. 15 TRW close (last trading day prior to Cote resignation)

•	NOC opportunistically attempting to exploit a temporary depression in our stock price

•	Positive trends in our auto, defense and commercial aerospace businesses as economic recovery gains momentum

•	Our management team is . . .

•	Focused on enhancing shareholder value
•	Confident in our ability to deliver value superior to NOC’s offer
•	Ready to execute on our value-enhancing initiatives

Their Offer Is Opportunistic

TRW Closing Price

[Graph]

Date	Closing Price	Nominal Offer Value

2/6/2002	$41.48	$47

2/7/2002	42.17	47

2/8/2002	42.79	47

2/11/2002	43.97	47

2/12/2002	43.81	47

2/13/2002	44.75	47

2/14/2002	44.64	47

2/15/2002	45.04	47

2/19/2002	41.75	47

2/20/2002	38.80	47

2/21/2002	39.80	47

2/22/2002	50.30	47

2/25/2002	50.31	47

2/26/2002	50.75	47

2/27/2002	51.55	47

2/28/2002	50.25	47

3/1/2002	50.05	47

3/4/2002	50.06	47

3/5/2002	50.35	47

3/6/2002	50.70	47

3/7/2002	50.30	47

3/8/2002	50.27	47

Cote resigns to be CEO of Honeywell 2/19/02

4% premium to 2/15/2002 close of $45.04

Northrop “Bear Hug” proposal 2/21/2002

Northrup launches exchange offer 3/4/2002

$47 Nominal Offer Value

TRW Update and Outlook

TRW — Global Leader Poised for Growth

2001 Sales = $16.4 Billion
[PIE CHART]
North America 63%
Europe 31%
RoW 6%

•	Recognized technology leader

•	Primary markets:

—	Defense

—	Information Systems

—	Commercial Aerospace

—	Automotive

•	Principal facilities in 25 countries

•	~ 93,700 employees

Global Leader in Defense, Aerospace and Automotive

TRW Space & Electronics

[Photo]
Tim Hannemann, CEO

2001 Sales	$2.0B

EBIT	117M	(1)

Margin	5.8%

•	A leading producer of satellites, lasers, avionics and telecommunication systems

•	Strategically positioned to leverage and capitalize on advanced technologies

•	Focused on productivity

—	Program performance

—	Six Sigma

Recent Wins

[AEHF Photo]

[JSF Photo]

Near-term Opportunities

[NPOESS Photo]

[SBIRS Low Photo]

[NGST Photo]

[ISR Photo]

S&E finished 2001 with record backlog of $4.0 billion

(1) Excludes unusual items.

TRW Systems

[Photo]
Don Winter, CEO

2001 Sales	$3.2B

EBIT	207M	(1)

Margin	6.6%

•	A leading global integrator of large, complex systems

•	Positioned in attractive and growing segments of our markets

—	Defense and intelligence

—	Civil / Commercial

—	Homeland security

•	Focused on productivity

—	CMM Level 5

—	Six Sigma

Command and Control
[Photo]

Missile Defense
[Photo]

Public Safety Communications
[Photo]

Homeland Security
[Photo]

Battlefield Digitization
[Photo]

Systems finished 2001 with record backlog of $4.0 billion

(1) Excludes unusual items.

TRW Aeronautical Systems

[Photo]
Wes Bush, CEO

2001 Sales	$1.1B

EBIT	110M	(1)

Margin	10.0%

•	Leading supplier to all major civil and military aerospace programs in the western world

•	Leading position in all product areas

•	Focused on productivity

—	Restructuring post 9/11

—	Six Sigma

—	Leveraging digitization

[Photo]

Sources of Sales

           Flight Control Systems (32% of Sales)

           Cargo Systems (15% of Sales)

           Power Systems (17% of Sales)

           Engine Systems (31% of Sales)

           Other (5% of Sales)

TRWAEROSPARES.COM

[AeroVantix Logo]

(1)      Excludes unusual items.

TRW Automotive

[Photo]
John Plant, CEO

2001 Sales	$10.1B

EBIT	469M	(1)

Margin	4.6%

•	Leading supplier of chassis, safety and electronic systems

•	World’s #1 or #2 position in brakes, airbags and other key products

•	Well-positioned in fastest growing product segments and vehicle platforms

•	Focus on productivity

—	Operations excellence

—	Six Sigma

[Photo]
Steering Gears

[Photo]
Air Bags & Seat Belts

[Photo]
Electronics

[Photo]
Braking

(1) Excludes unusual items.

2001 Operational Accomplishments

Meeting Commitments

•	Met or exceeded EPS consensus expectation each quarter

•	Generated $640mm in cash flow

Debt Reduction

•	Reduced net debt by nearly $1bn (including asset securitization)

•	Significant paydown of short term debt; maintaining investment grade credit rating

Growth

•	Record backlog at Space & Electronics and Systems ($8bn)

•	Key awards in Automotive and Aeronautical Systems

Productivity

•	Reduced Automotive fixed costs by $150mm; corporate expenses down $32mm

•	Proactive in Aeronautical Systems; 16% headcount reduction

Six Sigma

•	Trained 1,500 Green Belts and 280 Black Belts

•	Company-wide roll-out; benefits already evident

Poised to reap benefits from operational initiatives

Strong, Seasoned Management Team

		Years of Experience

Name	Title	Industry	TRW

Phil Odeen(1)	Non-Executive Chairman	42	5	(2)

Wes Bush	President and CEO, Aeronautical Systems	19	15

Tim Hannemann(1)	President and CEO, Space & Electronics	33	32

Howard Knicely	EVP, Human Resources and Communications	39	22

William Lawrence	EVP, General Counsel and Secretary	32	26

Steve Lunn	EVP, Automotive Operations	28	3	(3)

John Plant(1)	President and CEO, Automotive	25	3	(3)

George Roman	EVP, Washington Operations	21	1

Robert Swan	EVP, Chief Financial Officer	17	1

Donald Winter	President and CEO, Systems	30	30

Total		286	138

(1)	Member of the Office of the CEO.

(2)	Since BDM acquisition.

(3)	Since LucasVarity acquisition.

Our Value Enhancing Plan

Our Plan to Enhance Value for TRW Shareholders

• Meet/exceed commitments...2002E EPS at $3.30

• Accelerate deleveraging initiatives through asset sales ... sell Aeronautical Systems

• Spin-off Automotive into independent, publicly-traded company

Enhance shareholder value

• Create “pure play” businesses positioned to deliver superior growth and returns as independent companies

• Capture value against best-in-class industry benchmarks

• Capitalize each company to optimize strategic and financial flexibility

Well-developed program to drive deleveraging and separation of Automotive

Executing Our Strategy ... Deleveraging Initiatives

Net Debt
[Bar Chart]

2000		$6.4bn

2001		$5.8bn(1)

2002E		$3.8-4.2bn

	Systems, Space & Electronics Pro Forma	$1.1-1.3

	Automotive Pro Forma	$2.7-2.9

Net Debt (2001A)	$5.8bn(1)

Proceeds from Deleveraging Initiatives	$1.6 - 2.0

Pro Forma Net Debt	$3.8 - 4.2

Pro Forma Net Debt Post-Separation:

Automotive	$2.7 - 2.9

As a multiple of LTM EBITDA(2)	2.7x - 2.9x

Systems, Space & Electronics	$1.1 - 1.3

As a multiple of LTM EBITDA(2)	2.5x - 2.9x

Our plan accelerates our debt reduction program and allows
us to appropriately capitalize Automotive and Systems, Space & Electronics

•	Represents net debt at 31-Dec-2001 of $5.5bn plus $0.3bn of accounts receivable securitization.

•	Represents 2001 EBITDA adjusted for unusual items.

Executing Our Strategy...Sell Aeronautical Systems

Investment Considerations

•	Attractive asset with scale, global presence

•	Leading positions on new, successful platforms

•	Large aftermarket business drives growth, profits and cash flow

•	Excellent track record of financial performance ($1bn+ sales; strong operating margins)

•	#1 or #2 positions in most product lines

Transaction Considerations

•	Scarcity of assets comparable in size, quality and market position

•	Numerous expressions of interest

•	Potential buyer universe comprised of large, liquid players

•	Limited tax leakage on sale

Market Positions in Key Segments

Selected Segments	Position

Flight Control Systems / Actuation	#1

Engine Controls	#2

Power Systems	#2

Cargo Systems	#1

Well-Positioned on Growth Platforms

Selected Customers	AS Products

Airbus	Flight Control Systems, Power Systems

Airlines (AMR, Singapore, Qantas)	MRO, Spares

Boeing	Cargo Systems

Rolls-Royce	Engine Controls

Executing Our Strategy ... Spin Off Automotive

[Diagram showing TRW with two businesses with a dashed line to illustrate the spin-off of Automotive]

•	Separation can be executed tax efficiently

•	Transaction targeted for completion in approximately 6-9 months

•	Creates pure-play, independent company

•	Strong, seasoned management team

TRW Automotive
Global Diversified Market Leader

Operating Margins 2001(1)
[Bar Chart]

Borg-Warner	7.9%

Autoliv	6.1%

TRW Auto	4.6%

ArvinMeritor	4.4%

Lear	4.3%

Dana	2.1%

Delphi	1.2%

Visteon	0.3%

TRW Market Share Positions

Air Bags	#2

Seat Belts	#1

Antilock Brakes (North America)	#1

Foundation Brakes	#1

Steering Gears	#1

Engine Valves	#2

Fasteners	#2

(Unit Volume Basis)

•	Customer, product and geographically diverse

•	Highly competitive labor force

•	Growth products

(1)	Excludes unusual and non-recurring items. Dana excludes Dana Credit Corp.

The Outlook for North American Automotive Production Is Improving

•	Vehicle builds expected to be well in excess of TRW’s current estimate

•	In each case, 2002 North American light vehicle production is expected to increase from 2001 production of 15.5 million units, and is expected to represent the third highest light vehicle production rate ever

2002 North American Light Vehicle Production Estimates(1)

Millions of Units
CSFB 2002E
4.7% Increase
[Bar Chart]
Old 15.0
New 15.7

Goldman Sachs 2002E
3.9% Increase
[Bar Chart]
Old 15.3
New 15.9

Salomon Smith Barney 2002E
5.3% Increase
[Bar Chart]
Old 15.0
New 15.8

(1)	Estimates as of 1-March-2002 (CSFB, Goldman Sachs) and 26-February-2002 (Salomon Smith Barney).

Financial Perspectives on TRW Automotive

2001 EBITDA Multiples (1) / Enterprise Value ($bn)
[Bar Chart]

Delphi	8.5x	$12.4

Borg-Warner	7.4x	$2.4

Dana(2)	7.3x	$5.6

ArvinMeritor	6.9x	$3.4

Autoliv	6.8x	$3.6

Lear	5.9x	$5.8

Magna	5.3x	$6.6

Visteon	3.6x	$2.6

Leverage Comparison

Sales	Debt/2001 EBITDA(3)	Credit Rating

Delphi	$26.1bn	2.3x	Baa2 / BBB

Visteon	17.8	2.7	Baa2 / BBB

Lear	13.6	2.5	Ba1 / BB+

Magna(4)	10.5	0.5	Baa1 / A-

Dana	10.3	4.8	Ba3 / BB
TRW Automotive	10.1	2.7 - 2.9x	--

ArvinMeritor	6.7	2.8	Baa3 / BBB-

Autoliv	4.0	2.1	NA / BBB+

Borg-Warner	2.4	2.2	Baa2 / BBB+

(1)	Market data as of 8-Mar-2002.

(2)	Excludes Dana Credit Corp. Adjusted for 6-Mar-2002 high yield offering; EBITDA and total debt from 6-Mar-2002 offering prospectus.

(3)	Debt does not include Preferred Stock or Minority Interests.

(4)	Excludes Magna Entertainment Corporation. S&P credit rating is senior subordinated rating.

TRW Systems, Space & Electronics
($ in millions)

•	World class supplier of space, defense and communication products

•	Space missions were 100% successful in 2001; continuity on orbit performance is exceptional

•	One of the world’s largest system integrators

EBIT(1)
[Bar Chart]

2001	Sales of $5.2bn	$324

2002E	Sales of $5.6bn	$350+

Improving financial performance, continued investment in commercial initiatives

TRW Technology Strength

[Chart]
TRW Technology Strengths

•	Systems Engineering

– Missile Defense

– Information Superiority

– Space Systems and Controls

– Speed of Light Weaponry

– Unmanned Systems and ISR

– Battlefield Superiority

– Homeland Security (Anti-Terrorism)

– Commercial Applications

•	World’s fastest semiconductors

– Space Systems and Controls

– Unmanned Systems and ISR

– Battlefield Superiority

– Commercial Applications

•	Laser technologies

– Missile Defense

– Space Systems and Controls

– Speed of Light Weaponry

– Commercial Applications

•	Homeland Security and Intelligence Surveillance and Reconnaissance

– Information Superiority

– Space Systems and Controls

– Unmanned Systems and ISR

– Homeland Security (Anti-Terrorism)

– Commercial Applications

•	Military satellite communication payloads

– Information Superiority

– Space Systems and Controls

– Unmanned Systems and ISR

– Battlefield Superiority

– Homeland Security (Anti-Terrorism)

– Commercial Applications

•	Command and control

– Missile Defense

– Information Superiority

– Space Systems and Controls

– Unmanned Systems and ISR

– Battlefield Superiority

– Homeland Security (Anti-Terrorism)

– Commercial Applications

•	Integrated communications, navigation, identification systems

– Information Superiority

– Unmanned Systems and ISR

– Commercial Applications

TRW technology is enabling the U.S. Defense transformation

(1)	Pre-FAS 142. Excludes unusual items.

Systems, Space & Electronics — Attractively Positioned for Growth

U.S. Defense Procurement and RDT&E Budget Projections(1)
 [Bar Chart]
$ in billions

	Procurement 2001-2007 CAGR 8%	RDT&E 2001-2007 CAGR 6%	Total

2001	$64	$41	$105

2002E	$61	$48	$110

2003E	$69	$54	$123

2004E	$75	$57	$132

2005E	$79	$61	$140

2006E	$87	$59	$146

2007E	$99	$58	$157

“A key transformational goal is to leverage advances in information to seamlessly conduct — connect U.S. forces in the air, on the sea and on the ground.”

“As information warfare takes an increasingly significant role in modern war, our ability to protect our networks and to attack and cripple those of an adversary will be critical.”

“From the dawn of time, the key has been — to victory on the battlefield has been to control the high ground. Space is, indeed, the ultimate high ground.”

Secretary of Defense Donald Rumsfeld
Testifying before the US Senate Committee on Armed Service February 5, 2002

(1)	Source: US Department of Defense Total Obligation Authority

Financial Perspectives on Systems, Space & Electronics

2001 EBITDA Multiples(1) / Enterprise Value ($bn)
 [Bar Chart]

L-3	15.9x	$5.8

Harris(2)	13.6x	$2.6

Lockheed Martin(3)	13.4x	$32.6

Raytheon(3)	11.7x	$22.8

General Dynamics	11.2x	$19.5

Northrop(3)	10.5x	$18.4

BAE	8.6x	$18.2

Boeing	7.8x	$51.3

Leverage Comparison

	Sales	Debt/2001 EBITDA	Credit Rating

Boeing	$58.2bn	1.9x	A2 / A+

Lockheed Martin(3)	24.1	3.1	Baa2 / BBB-

BAE(4)	17.3	2.6	A2 / A

Northrop(3)	17.2	3.3	Baa3 / BBB-

Raytheon(3)	16.9	4.4	Baa3 / BBB-

General Dynamics	12.2	1.3	A2 / A

TRW Systems, Space & Electronics	5.2	2.5 - 2.9x	--

L-3	2.3	3.7	Ba3 / BB

Harris(2)	1.9	2.0	Baa2 / BBB

(1)	Market data as of 8-Mar-2002.

(2)	Exclude non-recurring changes — Based on Wall Street Research EBITDA estimate.

(3)	EBITDA excludes non-cash OPEB and non-cash pension income. Raytheon pension figures based on Street research.

(4)	BAE excludes £1.6bn cash position as of 30-Jun-2001; would yield Net Debt / 2001 EBITDA of 1.5x.

Other Value Sources: Technology Investments

Indium Phosphide

• TRW holds world speed record in InP chips

• 12 years experience; staff of 100 engineers; scientists and technicians skilled in InP materials

• Joint development agreements with Hitachi (wireless handsets) and OpNext (fiber optics)

• TRW only company able to make InP products in high volume today

• Patent protection

World’s recognized leader in Indium Phosphide circuit design, test and production

Commercial Lasers

• Semiconductor lithography and industrial lasers

• Working with consortium of leading semiconductor manufacturers to extend Moore’s Law

• Patent protection

Staking a position in the market for extreme ultraviolet lasers

Why We Want Your Support

$47 “Grossly Undervalues” TRW

• Northrop’s $47 offer represents a 4% premium to the undisturbed $45.04 closing share price of TRW on February 15, 2002, the trading day prior to David Cote’s resignation

• NOC opportunistically attempting to exploit a temporary depression in our stock price

• Positive trends in our auto, defense and commercial aerospace businesses as economic recovery gains momentum

• Our value plan significantly enhances shareholder value

Our Value Plan

•	Create two publicly traded companies, each well capitalized and positioned for strategic activity in the future

•	TRW Systems, Space & Electronics and Automotive peer trading multiples imply a public trading valuation significantly in excess of Northrop’s $47/share offer

•	Our implied public trading value does not include any value for synergies that could be recognized

We Want Your Support

Our management team is . . .

•	Focused on enhancing shareholder value

•	Confident in our ability to deliver value superior to NOC’s offer

•	Ready to execute on our value-enhancing initiatives

•	Prepared to complete our plan within a 6-9 month timeframe

Legal Statement

Certain of the information contained in this presentation should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which is subject to a number of risks and uncertainties. The preparation of forward-looking statements requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside the Company’s control. The Company’s results could be affected by the ability to obtain new contract awards; the level of defense funding by the government and the termination of existing government contracts; pricing pressures from customers; moderation or decline in the automobile build rate; changes in consumer debt levels; work stoppages; unanticipated downturn in the financial condition of, or business relationships with customers or suppliers; the ability to reduce the level of outstanding debt from cash flow from operations and the proceeds from asset dispositions; a credit rating downgrade; increase in interest rates; customer recall and warranty claims; product liability and litigation issues; changes to the regulatory environment regarding automotive safety; the introduction of competing products or technology by competitors; the ability to attract and retain skilled employees with high-level technical competencies; the financial results of companies in which we have made technology investments; the availability of funding for research and development; economic, regulatory and political domestic and international conditions; fluctuations in currency exchange rates; and the impact of additional terrorist attacks, which could result in reduced automotive production, disruptions to the transportation system, or significant and prolonged disruption to air travel. In addition, there can be no assurance: (i) that an agreement relating to any investment in the Company, or relating to any sale or other distribution of all or a part of the Company’s operating businesses will be reached, or that if an agreement is reached, that the transactions contemplated by such agreement will be consummated; (ii) that the Company will spin off the Automotive business or that such spin-off will be complete within six to nine months; (iii) that the Company will be successful in delevering the Company, or that the methods described for delevering will be utilized; (iv) as to the amount by which debt will be reduced; (v) that the Company’s strategy will deliver any particular level of value to TRW shareholders; (vi) that defense spending will rise and RDT&E budgets will increase; (vii) that the commercial aerospace industry will stabilize; (viii) that North American 2002 light vehicle production will increase from 2001 levels; (ix) that 2002 EPS estimates will be met or exceeded; (x) with respect to the expected amounts of the Company’s operating cash flows in 2002, or that such amounts will be utilized to delever the Company’s balance sheet; (xi) with respect to the amounts that will be realized, if any, by the Company from divestitures; (xii) with respect to the amount of sales, EPS or cash flow that will be realized by the Company in 2002; and (xiii) that the Company’s costs will decrease in 2002. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumption or changes in other factors affecting such estimates other than as required by law.

The directors and certain executive officers of TRW may be deemed to be participants in the solicitation of proxies from shareholders of TRW in connection with TRW’s special meeting of shareholders under the Ohio Control Share Acquisition Statute. Information concerning such participants is contained in TRW’s definitive proxy statement relating to TRW’s 2002 Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2002 on Schedule 14A.

This presentation relates to Northrop Grumman’s exchange offer commenced March 4, 2002. Shareholders of TRW are advised to read TRW’s Solicitation / Recommendation Statement on Schedule 14D-9, filed March 13, 2002, as it may be amended from time to time, and TRW’S PROXY STATEMENT FOR THE SPECIAL MEETING IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM TRW SHAREHOLDERS WHEN IT BECOMES AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders of TRW and other interested parties may obtain, free of charge, copies of the Schedule 14D-9, TRW’s proxy statement and other documents filed by TRW with the SEC at the SEC’s internet website at www.sec.gov. Each of these documents may also be obtained, free of charge, by calling investor relations at TRW at 216-291-7506.

Glossary

ABS	Anti-lock Braking Systems

AEHF	Advanced Extremely High Frequency

AS	Aeronautical Sytems, TRW business segment that provides avionics and other systems and service to airline and aircraft manufacturers as well as to the US government and other international governments and agencies

Airbus	Airbus; privately held aircraft manufacturer; European Aeronautic Defense and Space Company and BAE respectively own 80 percent and 20 percent of the stock

AMR	AMR Corp., parent company of American Airlines

ArvinMeritor	ArvinMeritor, Inc.

Autoliv	Autoliv Inc.

BAE	BAE SYSTEMS

BDM	BDM International, Inc.

Bear Hug Letter	Letter sent from Northrop to TRW dated February 21, 2002 proposing a transaction where Northrop would issue $47 in stock for each share of TRW

Black Belt	Leader of team responsible for measuring, analyzing, improving and controlling key processes that influence customer satisfaction and/or productivity growth. Black Belt is a full-time position.

Boeing	The Boeing Company

Borg-Warner	BorgWarner Inc.

CAGR	Compounded Annual Growth Rate

CMM Level 5	Capability Maturity Model, a degree of software maturity as designated by the Software Engineering Institute

Cote	David Cote, former officer of TRW from 1999 to 2002. Cote resigned as Chairman, President and Chief Executive Officer on February 19th, 2002 following his acceptance of an executive position with Honeywell International

CSFB	Credit Suisse First Boston

Glossary

Dana	Dana Corporation

Debt/2001 EBITDA	Long and short term debt, plus minority interests, plus accounts receivable securitization, less cash divided by 2001 EBITDA

Delphi	Delphi Automotive Systems Corporation

EBIT	Earnings Before Interest and Taxes

EBITDA	Earnings Before Interest, Taxes, Depreciation and Amortization

EBITDA Multiple	Enterprise value divided by EBITDA

EPS	Earnings per share, defined as earnings over a given time period divided by weighted average shares outstanding during that same time period

Enterprise Value	Market value of diluted outstanding shares, plus long and short term debt, plus minority interests, plus accounts receivable securitization, less cash

Exchange Offer	Offer to acquire all of the shares of TRW for $47 as described in Northrop’s S-4, filed with the SEC on March 4, 2002

FAS 142	With the adoption of FASB Statement 142, goodwill is no longer subject to amortization over its estimated useful life. Goodwill will be subject to at least an annual assessment for impairment by applying a fair value-based test. Goodwill associated with the equity-method investments is no longer amortized. Equity method goodwill is not, however, subject to the new impairment rules; the impairment guidance in existing rules for equity-method investment still applies.

General Dynamics	General Dynamics Corporation

Green Belt	Similar to Black Belt but not a full-time position.

Harris	Harris Corporation

Hitachi	Hitachi, Ltd.

HON	Honeywell International Inc.

Honeywell	Honeywell International Inc.

InP	Indium Phosphide

ISR	Intelligence, Surveillance and Reconnaissance

JSF	Joint Strike Fighter

Glossary

L-3	L-3 Communications Holdings Inc.

Lear	Lear Corporation

Lockheed	Lockheed Martin Corporation

LTM EBITDA	Latest Twelve Months Earnings Before Interest, Taxes, Depreciation and Amortization; latest twelve months is defined as the latest publicly available four consecutive fiscal quarters.

LucasVarity	LucasVarity plc

Magna	Magna International Inc.

Margin	Relative measure of performance, expressed as a percentage of revenue

Moore’s Law	The observation made in 1965 by Gordon Moore, co-founder of Intel, that the number of transistors per square inch on integrated circuits had doubled every year since the integrated circuit was invented. Moore predicted that this trend would continue for the foreseeable future. In subsequent years, the pace slowed down a bit, but data density has doubled approximately every 18 months, and this is the current definition of Moore’s Law, which Moore himself has blessed.

MRO	Maintenance, Repair and Overhaul

Net Debt	Long and short term debt, plus minority interests, plus accounts receivable securitization, less cash

NGST	Next Generation Space Telescope

NOC	Northrop Grumman Corporation

Northrop	Northrop Grumman Corporation

NPOESS	National Polar-Orbiting Operational Environmental Satellite System

OPEB	Other Post Employment Benefits

OPNext	OpNext Inc.

Qantas	The Qantas Group

Pro Forma	Hypothetical financial performance based on a set of assumptions

“Pure play” business	Business that operates in a single line of business; opposite of a conglomerate

Raytheon	Raytheon Company

RDT&E	Research, Development, Test and Engineering

Rolls-Royce	Rolls-Royce plc

Glossary

RoW	Rest of World

SBIRS Low	Space Based Infrared System from low Earth orbit

Singapore	Singapore Airlines

Six Sigma	Cost saving and quality program pioneered by General Electric

TRW	TRW Inc.

Visteon	Visteon Corporation